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                                                                   EXHIBIT 10.22

                            ACCOUNT CONTROL AGREEMENT

          This ACCOUNT CONTROL AGREEMENT is entered into as of September 10, 2003 among WELLS FARGO FOOTHILL, INC. ("Foothill") as Agent (as defined below), with a place of business located at 2450 Colorado Avenue, Suite 3000W, Santa Monica, CA 90404, Attn.: Business Finance Division Manager, Facsimile No.: (310) 453-7420, MORTON'S RESTAURANT GROUP, INC. ("Customer"), with a place of business located at 3333 New Hyde Park Road, Suite 210, New Hyde Park, New York 11042,
Attn.: Thomas Baldwin, Chief Financial Officer, Facsimile No.: 516-627-1898, and CITIBANK, N.A. ("Depositary Institution"), with a place of business located at 1 Robbins Lane, Jericho, New York 11753, Attn.: Robert Ward, Facsimile No.:516-9379033.

                                    RECITALS

          A.   Customer has:

               (i) entered into a Loan and Security Agreement with Foothill ("Lender"), dated as of July 7, 2003 (the "Loan and Security Agreement") pursuant to which Lender may from time to time make loans and advances and provide other financial accommodations to the Customer and pursuant to which Customer has granted Lender a security interest in all of the Customer's right, title and interest in and to a deposit account maintained by Depositary Institution for Customer; and

               (ii) entered into an indenture, dated as of July 7, 2003 (the "Indenture", and together with the Loan and Security Agreement, and the Collateral Agreements (as defined in the Indenture) the "Debt Documents"), with certain of its subsidiaries and The Bank of New York, as collateral agent (in such capacity, the "Collateral Agent") and trustee (in such capacity, the "Trustee") for the benefit of the Collateral Agent, the Trustee and the holders of the notes issued from time to time under the Indenture, which notes are secured by, among other things, all of the Customer's right, title and interest in and to a deposit account maintained by Depositary Institution for Customer.

          B. Foothill has agreed to act as agent (in such capacity, "Agent") for Lender, certain other lenders that may become parties to the Loan and Security Agreement and for the Collateral Agent, for the benefit of the Collateral Agent, the Trustee and the holders of the notes issued from time to time under the Indenture, pursuant to the terms of the Intercreditor Agreement (as defined therein).

          C. The parties are entering into this agreement to perfect Agent's security interests in and to the Account (as hereinafter defined) and to specify certain rights and duties of the parties with respect to the Account.


                                    AGREEMENT

          1. THE ACCOUNT

          Depositary Institution represents and warrants to Agent and to Customer that:

               (a) Depositary Institution maintains deposit account No. 086-044-369 for Customer (the "Account").

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               (b)     Depositary Institution does not know of any claim to or
interest in the Account, except for claims and interests of the parties referred to in this agreement.

          2. CONTROL BY AGENT

          During any period (the "Block Period) commencing on the date Agent sends a notice (a "Block Notice") to Depositary Institution indicating that an Event of Default has occurred and is continuing under any Debt Document and continuing until Agent provides notice (the "Block Termination Notice") to Depositary Institution that such Block Notice is terminated, Depositary Institution will comply with all notifications it receives directing it to transfer, redeem, or permit the withdrawal of any property in the Account (each an "Account Related Order") originated by Agent without further consent by or notification to Customer.

          3. CUSTOMER'S RIGHTS IN ACCOUNT

          Depositary Institution may comply with Account Related Orders originated by Customer (and not by Agent) with respect to the Account other than during a Block Period. During a Block Period, Depositary Institution will not comply with Account Related Orders originated by Customer with respect to the Account unless such Account Related Orders have been previously consented to in writing by Agent, until Agent has notified Depositary Institution that the notice delivered pursuant to Section 2 is no longer in effect.

          4.   PRIORITY OF AGENT'S SECURITY INTEREST

               (a) Depositary Institution subordinates in favor of Agent any security interest, lien, or right of setoff it may have, now or in the future, against the Account or property in the Account, except that Depositary Institution will retain its prior lien on property in the Account to secure payment of normal bank charges and fees for the Account.

               (b) Depositary Institution will not agree with any third party that Depositary Institution will comply with Account Related Orders originated by such third party.

          5. STATEMENTS, CONFIRMATIONS, AND NOTICES OF ADVERSE CLAIMS; INQUIRIES BY THIRD PARTIES

          Depositary Institution will send copies of all statements and confirmations for the Account simultaneously to Customer and Agent. Depositary Institution will use reasonable efforts promptly to notify Agent and Customer if any other person claims that it has a lien, encumbrance, adverse claim or other property interest in property in the Account or that it is a violation of that person's rights for anyone else to hold, transfer, or deal with such property. If any third party requests that Depositary Institution enter into an agreement to comply with Account Related Orders originated by such third party, or inquires of Depositary Institution whether Depositary Institution has entered into such an agreement with any other person or entity, or inquires of Depositary Institution regarding the existence or non-existence of any adverse claims or interests in or to the Account, Depositary Institution agrees that it will use reasonable efforts promptly to advise such third party of the existence of this agreement in favor of Agent.

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          6. DEPOSITARY INSTITUTION'S RESPONSIBILITY

               (a) Depositary Institution will not be liable to Agent for complying with Account Related Orders from Customer that are permitted by
Section 3 hereof or that are previously approved in writing by Agent.

               (b) Depositary Institution will not be liable to Customer for complying with Account Related Orders originated by Agent during a Block Period, even if Customer notifies Depositary Institution that Agent is not legally entitled to issue the Account Related Order, unless:

                       (i) Depositary Institution takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process; or

                       (ii) Depositary Institution acts in collusion with Agent in violating Customer's rights.

               (c) This agreement does not create any obligation of Depositary Institution except for those expressly set forth in this agreement. In particular, Depositary Institution need not investigate whether Agent is entitled, under any Debt Documents, to give an Account Related Order. Depositary Institution may rely on notices and communications it believes given by the appropriate party.

          7. INDEMNITY

          Customer will indemnify Depositary Institution, and its officers, directors, employees, and agents, against claims, liabilities, and expenses arising out of this agreement, including reasonable attorney fees and disbursements, except to the extent the claims, liabilities, or expenses are caused by Depositary Institution's gross negligence or willful misconduct. Agent will indemnify Depositary Institution, and its officers, directors, employees, and agents, against claims, liabilities, and expenses arising out of Account Related Orders given by Agent to Depositary Institution under this agreement (but not otherwise) or actions taken by Depositary Institution in compliance with such notices or Account Related Orders (but not otherwise), including reasonable attorney fees and disbursements, except to the extent the claims, liabilities, or expenses are caused by Depositary Institution's gross negligence or willful misconduct. Customer will indemnify Agent, and its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of Agent's indemnity of Depositary Institution set forth in the immediately preceding sentence, including reasonable attorney fees and disbursements, except to the extent the claims, liabilities, or expenses are caused by Agent's gross negligence or willful misconduct.

          8. TERMINATION; SURVIVAL

               (a) Agent may terminate this agreement by notice to Depositary Institution and Customer. Depositary Institution may terminate this agreement on 30 days' notice to Agent and Customer. Customer may not terminate this agreement without the prior written consent of Agent, provided, however, that this Agreement shall automatically terminate upon termination of the Account, provided, further that the Account may not be terminated by the Customer without the prior written consent of the Agent.

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               (b)     Upon written notice by Agent to Depositary Institution of
its assignment of all of its rights and obligations hereunder to Collateral Agent, Collateral Agent shall be deemed to be the Agent from the date of Depositary Institution's receipt of such notice.

               (c) SECTIONS 6, "Depositary Institution's responsibility," and SECTION 7, "indemnity," will survive termination of this agreement.

          9. GOVERNING LAW

          This agreement will be governed by the laws of the State of New York. Depositary Institution and Customer may not change the law governing the Account without Agent's express written agreement.

          10. AMENDMENTS

          No amendments of, or waiver of a right under, this agreement will be binding unless it is in writing and signed by the party to be charged.

          11. SEVERABILITY

          To the extent a provision of this agreement is unenforceable, this agreement will be construed as if the unenforceable provision were omitted.

          12. NOTICE TO DEPOSITARY INSTITUTION

          This Agreement shall constitute notice of the security interest of Agent in the funds deposited by Customer in the Account as collateral for any and all obligations of Customer to Agent, for any and all obligations of certain other parties to Agent, and, by executing this Agreement, Depositary Institution acknowledges receipt of such notice to Depositary Institution of Agent's security interest in the Account for the purposes of perfecting Agent's security interest in the Account in accordance with Section 9-312 of the New York Uniform Commercial Code.

          13. SUCCESSORS AND ASSIGNS

          A successor to or assignee of Agent's rights and obligations under the security agreement between Agent and Customer will succeed to Agent's rights and obligations under this agreement. In addition, Foothill may assign its rights and obligations under this Agreement to Collateral Agent without the further consent of the parties hereto.

          14. NOTICES

          A notice or other communication to a party under this agreement will be in writing (except that Account Related Orders may be given orally), will be sent to the party's address set forth above or to such other address as the party may notify the other parties and will be effective on receipt.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           MORTON'S RESTAURANT GROUP,
                           a Delaware corporation


                           By     /s/ Thomas J. Baldwin
                           -------------------------------
                           Name:  Thomas J. Baldwin
                           Title: EVP & CFO


                           WELLS FARGO FOOTHILL, INC.,
                           a California corporation


                           By    /s/ Sandy Martinez
                           -------------------------------
                           Name:  Sandy Martinez
                           Title: Vice President


                           CITIBANK BANK, N.A.


                           By    /s/ Robert C. Ward
                           -------------------------------
                           Name:  Robert C. Ward
                           Title: Financial Center Manager, VP

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